For Immediate Release

Ameritrans Capital Corporation

For more information Contact:

Michael Feinsod

(212) 355-2449

Ameritrans Capital Corporation Learns of Development

New York, New York, April 2, 2009 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) learned today that Edward Stein has been charged with securities fraud by the Securities and Exchange Commission (“SEC”) in connection with an alleged Ponzi scheme. The SEC obtained a court order freezing the assets of Mr. Stein and other entities with which he is involved, including Vibrant Capital Corp. (“Vibrant”). Vibrant had previously entered into a business venture with Ameritrans concerning life settlement contracts. As of March 31, 2009, Ameritrans’ investment in the business venture with Vibrant had a carrying value of approximately $2.6 million.  Ameritrans is presently attempting to determine the impact of these SEC actions on its investment in this business venture and on its rights, interests and obligations in connection therewith.

ABOUT AMERITRANS CAPITAL CORPORATION

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of secured business loans and selected equity investments. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC).  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ameritrans Capital undertakes no duty to update any forward-looking statements made herein.